                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) or 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                            Allos Therapeutics, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                      Delaware                                   54-1655029
----------------------------------------------------         -------------------
      (State of Incorporation or Organization)                (I.R.S. Employer
                                                             Identification No.)

 7000 North Broadway Street, Suite 400, Denver, CO                  80221
----------------------------------------------------         -------------------
      (Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this
form relates:                                                      333-95439
                                                                ---------------
                                                                (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


  Title of Each Class                     Names of Each Exchange on Which
  to be so Registered                     Each Class is to be Registered
----------------------                   ---------------------------------
         None


Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, par value $.001 per share
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's Common Stock, par value $.001 per share, being registered hereby is contained in the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-95439) (the "Registration Statement"), initially filed with the Securities and Exchange Commission on January 26, 2000, under the caption "Description of Securities" and is incorporated herein by reference.

ITEM 2. EXHIBITS.

     Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit
Number   Description
-------  -----------
1.01     Preliminary Form of Underwriting Agreement.

1.02     Form of Lock-Up Agreement.

3.01     Certificate of Incorporation, as amended to date.

3.02 Form of Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering.

3.03     Bylaws, as amended to date.

3.04     Form of Bylaws to be adopted upon the closing of the offering.

4.01     Form of Common Stock Certificate.

5.01 Form of opinion of Cooley Godward LLP regarding legality of securities being issued.

10.01 Form of Indemnification Agreement between the Registrant and each of its directors and officers.

10.02    Hemotech and CIT Amended and Restated Allosteric Modifiers of
         Hemoglobin Agreement with Center for Innovative Technology dated
         January 12, 1994.

10.03    Amendment to Allos Therapeutics, Inc. and CIT Amended and Restated
         Allosteric Modifiers of Hemoglobin Agreement with Center for Innovative
         Technology dated January 17, 1995.

10.04    Amendment to Allos Therapeutics, Inc. and CIT Amended and Restated
         Allosteric Modifiers of Hemoglobin Agreement with Center for Innovative
         Technology dated March 12, 1996.

10.05    Assignment and Assumption Agreement with Amendment with Center for
         Innovative Technology and Virginia Commonwealth University Intellectual
         Property Foundation dated July 28, 1997.

10.06    Exercise of Option to Nonheme Protein License Agreement with
         VCU-Intellectual Property Foundation dated March 23, 1998.

10.07    Warrant Agreement to purchase shares of Series B Preferred Stock with
         Comdisco, Inc. dated April 15, 1996.

10.08    Warrant Agreement to purchase shares of Series C Preferred Stock with
         Comdisco, Inc. dated May 5, 1998.

10.09    Allos Therapeutics, Inc. Series C Convertible Preferred Stock Purchase
         Agreement dated October 4, 1999.

10.10    Allos Therapeutics, Inc. Fourth Amended and Restated Stockholder Rights
         Agreement dated October 4, 1999.

10.11    Allos Therapeutics, Inc. 1995 Stock Option Plan, as amended to date.

10.12    Office Lease with Denver Jack Limited Partnership dated October 30,
         1995.

10.13    First Amendment to 7000 Broadway Building Office Lease with Denver Jack
         Limited Partnership dated October 30, 1995.

10.14    Second Amendment to 7000 Broadway Building Office Lease with Denver
         Jack Limited Partnership dated June 7, 1996.

10.15    Third Amendment to 7000 Broadway Building Office Lease with Denver Jack
         Limited Partnership dated March 26, 1998.

10.16    Fourth Amendment to 7000 Broadway Building Office Lease with Denver
         Jack Limited Partnership dated June 29, 1998.

10.17 Lease Agreement with Virginia Biotechnology Research Park Authority dated July 28, 1999.

10.18    Term Sheet for Contract API Supply between Allos and Hovione dated
         March 25, 1999.

10.19    Confirmatory letter agreement with Hovione Inter Limited dated January
         13, 2000.

10.20    Development and Investigational Supply Proposal between Taylor
         Pharmaceuticals and Allos Therapeutics, Inc. dated December 30, 1998.

10.21    License Agreement with Virginia Commonwealth University Intellectual
         Property Foundation dated June 30, 1997.

23.01    Consent of PricewaterhouseCoopers LLP Independent Accountants.

23.02    Consent of Cooley Godward LLP (included in Exhibit 5.01).

24.01    Powers of Attorney.

27.01    Financial Data Schedule.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             ALLOS THERAPEUTICS, INC.

Date: March 3, 2000                          By: /s/ Stephen J. Hoffman
                                                -----------------------------
                                                Stephen J. Hoffman
                                                Chief Executive Officer